Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2018 relating to the financial statements of EVO Payments, Inc. appearing in Amendment No. 4 to Registration Statement No. 333-224434 of EVO Payments, Inc. on Form S-1.

/s/ DELOITTE & TOUCHE LLP

New York, New York

May 23, 2018